                               OPERATING AGREEMENT

                                       FOR

                                NYACK THEATRE LLC

                                      DATED

                               SEPTEMBER 16, 1998

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                                TABLE OF CONTENTS

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                                    Article I
                                   DEFINITIONS

                                   Article II
                              ORGANIZATION AND TERM
2.1 Formation......................................................................     6
2.2 Term...........................................................................     6
2.3 Registered Agent and Office....................................................     7
2.4 Principal Place of Business....................................................     7
2.5 Other Instruments..............................................................     7

                                   Article III
                        PURPOSE AND POWERS OF THE COMPANY
3.1 Purpose........................................................................     7
3.2 Powers of the Company..........................................................     8

                                   Article IV
                  MEMBERS' CAPITAL CONTRIBUTIONS AND INTERESTS
4.1 Capital Contributions..........................................................     8
4.2 Additional Contributions.......................................................     8
4.3 Withdrawals and Interest.......................................................     8
4.4 Return of Capital..............................................................     8
4.5 Capital Accounts...............................................................     9
4.6 Liability......................................................................    11

                                    Article V
                          RIGHTS AND DUTIES OF MEMBERS
5.1 Management.....................................................................    11
5.2 Certain Powers of Members......................................................    12
5.3 Notice Procedure for Major Decisions...........................................    12
5.4 Indemnity......................................................................    14
5.5 Reliance on Authority of Manager...............................................    15
5.6 Power of Attorney..............................................................    15

                                   Article VI
                          ALLOCATIONS AND DISTRIBUTIONS
6.1 Allocations of Profits and Losses and Gain or Loss On Sale.....................    15
         (a)      Net Profits......................................................    15
         (b)      Gain on Sale.....................................................    15
         (c)      Net Losses.......................................................    16
         (d)      Loss on Sale.....................................................    16
         (e)      Special Rules Regarding Allocations..............................    17
6.2 Distributions..................................................................    19
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                                       i

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6.3 Limitation Upon Distributions..................................................    19

                                   Article VII
                                 TRANSFERABILITY
7.1 Restrictions on Transferability................................................    19

                                  Article VIII
                        ADDITIONAL AND SUBSTITUTE MEMBERS
8.1 Admission of New Members.......................................................    20
8.2 Allocations to New Members.....................................................    21
8.3 Withdrawal.....................................................................    21

                                   Article IX
                           DISSOLUTION AND TERMINATION
9.1 Dissolution....................................................................    21
9.2 Distribution of Assets Upon Dissolution........................................    22
9.3 Winding Up.....................................................................    22
9.4 Articles of Dissolution........................................................    22

                                    Article X
              FINANCIAL STATEMENTS, BOOK RECORDS, TAX RETURNS, ETC.
10.1 Books of Account..............................................................    23
10.2 Financial Statements and Reports..............................................    24
10.3 Returns and Other Elections...................................................    24
10.4 Election under Section 754 of the Code........................................    24
10.5 Tax Matters Member............................................................    24

                                   Article XI
                         REPRESENTATIONS AND WARRANTIES
11.1 Nyack I Representations.......................................................    26
11.2 Nyack II Representations......................................................    27
11.3 Survival......................................................................    28

                                   Article XII
                                  MISCELLANEOUS
12.1 Confidentiality...............................................................    28
12.2 Notices.......................................................................    29
12.3 Complete Agreement............................................................    30
12.4 Amendments....................................................................    30
12.5 Severability..................................................................    30
12.6 Ratification..................................................................    31
12.7 Binding Upon Successors.......................................................    31
12.8 Rights of Third Parties.......................................................    31
12.9 Governing Law.................................................................    31
12.10 Captions.....................................................................    31
12.11 Counterparts.................................................................    32
12.12 Sense and Gender of Words....................................................    32
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                                       ii

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                                    EXHIBITS

         Exhibit A   -  Capital Contributions and Capital Interests

         Exhibit A-1 -  Agreed Value of Assets Contributed by Members

         Exhibit B   -  Members' Percentage Interests in the Company

                               OPERATING AGREEMENT
                                       FOR
                                NYACK THEATRE LLC

                  AGREEMENT made on this 16th day of September, 1998, by and between IMAX THEATRE HOLDING (NYACK I) CO., a Delaware corporation, ("Nyack I") having an address care of The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801 and IMAX THEATRE HOLDING (NYACK II) CO., a Delaware corporation, ("Nyack II") having an address care of The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. Nyack I and Nyack II are sometimes hereinafter individually or collectively referred to as a "Member" or "Members").

                              W I T N E S S E T H :

                  WHEREAS, the Members have formed a limited liability company pursuant to the New York Limited Liability Company Act (the "Act") on September 16, 1998; and

                  WHEREAS, the Members hereto desire to adopt this Operating Agreement, and

                  WHEREAS, by execution hereof, each Member represents that it has sufficient right and authority to execute this Agreement and is not acting on behalf of any undisclosed or partially disclosed principal.

                  NOW, THEREFORE, in consideration of ten ($10) dollars and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows effective as of the date first written above.

                                   ARTICLE I

                                   DEFINITIONS

                  The following terms shall have the following meanings:

                  "Additional Contribution" means each Member's pro rata share of any Additional Funds as determined pursuant to Sections 4.2.

                  "Additional Funds" means the amount of additional funds required by the Company as determined by the Manager pursuant to Section 4.2.

                  "Additional Member" means any person or entity who acquires an Interest in the Company from the Company pursuant to the terms of this Agreement, other than the parties hereto.

                  "Adjusted Capital Account" means with respect to any Member, such Member's Capital Account as adjusted by the items described in Sections 1.704-2(g)(1), 1.704-2(i)(5) and 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the
Treasury Regulations.

                  "Affiliate" means with respect to any Member (i) any spouse, parent, sibling and lineal descendant of a Member, (ii) any trust for the benefit of a party described in (i) above and (iii) any corporation, partnership or other entity or Person directly or indirectly controlling, controlled by or under common control with such Member or a party described in (i) or (ii) above. For purposes of this definition unless otherwise provided for in this Agreement, the terms "control", "controlling" or "controlled" mean with respect to any entity the ownership of 20% or more of the voting or beneficial interests in such entity.

                  "Agreed Value" means with respect to any property, its value agreed between the Members, or in the absence of such agreement, its fair market value as determined by an independent appraiser selected in good faith by the Manager.

                  "Agreement" means this Operating Agreement as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

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                  "Articles of Organization" of the Company means the Articles of Organization filed with the Secretary of State, State of New York, pursuant to the Act to form the Company, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

                  "Capital Account" shall mean the accounts maintained for each Member as set forth in Section 4.5.

                  "Capital Contribution" means any contribution to the capital of the Company in cash or property by a Member, or Members, as the case may be, pursuant to the provisions of Article IV.

                  "Capital Interest" means for each Member the percentage Capital Interest set forth opposite its name on Exhibit A attached hereto.

                  "Capital Transaction" means (i) any transaction by the Company (other than receipt of Capital Contributions) not in the ordinary course of the Company's business, including without limitation, sales of the Property (or any part thereof), damage recoveries, insurance recoveries, casualty or condemnation proceeds or other similar transactions and (ii) any financing or refinancing of Company Property.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" means Nyack Theatre LLC.

                  "Dissolution Event" shall have the meaning assigned to such term in Section 9.1.

                  "Interest" means for any Member, its entire interest in the Company (including but not limited to its Capital interest and its Percentage Interest).

                  "Gain From a Capital Transaction " means the gain recognized by the Company attributable to a Capital Transaction, determined in accordance with the method of accounting

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used by the Company for federal income tax purposes. In the event there is a revaluation of Company Property and the Capital Accounts are adjusted pursuant to Section 4.5(c), Gain from a Capital Transaction shall be computed by reference to the "book items" and not the corresponding "tax items".

                  "Loss from a Capital Transaction" means the loss recognized by the Company attributable to a Capital Transaction, determined in accordance with the method of accounting used by the Company for federal income tax purposes. In the event there is a revaluation of Company Property and the Capital Accounts are adjusted pursuant to Section 4.5(c), Loss from a Capital Transaction shall be computed by reference to the "book items" and not the corresponding "tax items".

                  "Major Decisions" means the management decisions set forth in
Section 5.2.

                  "Manager" means Nyack I or any successor manager of the Company.

                  "Member" means each of the parties that have executed this Agreement and each of the parties that may hereafter become Additional or Substitute Members pursuant to this Agreement.

                  "Net Cash Flow" means, for any period, the excess of (i) the gross receipts and other miscellaneous revenue received by the Company during such period, including without limitation, all receipts of the Company from the operation of the Theatre, sponsorship revenues, business interruption insurance proceeds, any funds that are withdrawn from reserve accounts for use in operations, refinancing proceeds, proceeds of sales of assets and other amounts that are realized in cash by the Company from operations and customarily included in gross revenues; over (ii) the sum of all operating expenses, determined on a cash basis, by the Company for such period, including, without limitation, cash operating expenses, debt service payments, capital expenditures, tax payments, reimbursement required under contracts with third parties and reasonable payments into reserve accounts.

                  "Net Profit" and "Net Loss" means the net income (including income exempt from tax) and net loss (including any expenditures described in
Section 705(a)(2)(B) of the Code or treated as such under Section
1.7045-1(b)(2)(iv)(i) of the Treasury Regulations), respectively, of the Company, for any period, determined in accordance with the method of accounting used by the Company for federal income tax purposes.

                  "Non-Member" shall mean any Person that is not a Member.

                  "Percentage Interest" for each Member means the Percentage Interest set forth opposite its name in Exhibit B attached hereto.

                  "Person" shall have the meaning assigned to such term in
Section 11.1(d)(4).

                  "Premises" shall have the meaning assigned to such term in
Section 3.1.

                  "Property" means all real, personal and mixed properties, cash, assets, interests and rights of any type owned by the Company. All assets acquired with Company funds or in exchange for Company Property shall be Company Property.

                  "Representative" shall mean a person designated by a Member pursuant to Section 5.3(b).

                  "Substitute Member" shall mean transferee of a Member's Interest or any part thereof who is admitted to the Company as a Member as permitted by Article VIII of the Agreement.

                  "Theatre" shall have the meaning assigned to such term in
Section 3.1.

                  "Unrecovered Capital Contributions" for each Member shall mean the aggregate amount of Capital Contributions and Additional Contributions therefore made by such Member pursuant to Section 4.1 and 4.2, reduced by the aggregate amount of distributions theretofore made to such Member pursuant to Section 6.2(a)(i).

                                   ARTICLE II

                              ORGANIZATION AND TERM

                  2.1 Formation. The Members do hereby agree to form the Company under the name of Nyack Theatre LLC for the purpose and scope set forth herein. Pursuant to the provisions of the Act, the formation of the Company shall be effective upon the execution hereof and the filing of the Articles of Organization.

                  In order to maintain the Company as a limited liability company under the laws of the State of New York, the Company shall from time to time take appropriate action, including the preparation and filing of such amendments to the Articles of Organization and such other assumed name certificates, documents, instruments and publications as may be required by law, including, without limitation, action to reflect:

                  (i)      a change in the Company name:

                  (ii) a correction of defectively or erroneously executed Articles of Organization;

                  (iii) a correction of false or erroneous statements in the Articles of Organization or the desire of the Members to make a change in any statement therein in order that it shall accurately represent the agreement among the Members; or

                  (iv) a change in the time for dissolution of the Company as stated in the Articles of Organization and in this Agreement.

                  2.2 Term. The term of the Company shall commence upon filing the Articles of Organization and shall continue in full force and effect until the earliest of the following: (i)

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December 31, 2050; (ii) upon the happening of an event described in Section 9.1 hereof; or (iii) pursuant to the Act.

                  2.3 Registered Agent and Office. The Company's registered agent that is a resident in New York is The Corporation Trust Company. At any time, the Company may designate another registered agent and/or office by amending the Articles of Organization pursuant to the Act.

                  2.4 Principal Place of Business. The principal place of business of the Company shall be c/o Palisades Center, 1000 Palisades Center Drive, West Nyack, New York 10994. At any time, the Company may change the location of its principal place of business and may establish additional offices.

                  2.5 Other Instruments. Each Member hereby agrees to execute and deliver to the Company within ten (10) days after receipt of a written request therefor, such other and further documents and instruments, statements of interest and holdings, designations, powers of attorney and other instruments and to take such other action as the Company reasonably deems necessary, useful or appropriate to comply with any laws, rules or regulations as may be necessary to enable the Company to fulfill its responsibilities under this Agreement.

                                  ARTICLE III

                        PURPOSE AND POWERS OF THE COMPANY

                  3.1 Purpose. The purpose of the Company's business is to contract, own, develop, manage, operate and maintain a motion picture theatre (the "Theatre") at the Palisades Center, West Nyack, New York (the "Premises") capable of exhibiting motion pictures using an IMAX(R) Projection System and to do all acts necessary, appropriate and incidental in connection

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therewith and to engage in any other business permitted under the Act as determined by the Manager.

                  3.2 Powers of the Company. In furtherance of the purpose of the Company as set forth in Section 3.1, the Company shall have the power and authority to take in its name all actions necessary, useful or appropriate in the Members' discretion to accomplish its purpose.

                                   ARTICLE IV

                  MEMBERS' CAPITAL CONTRIBUTIONS AND INTERESTS

                  4.1 Capital Contributions. Each Member shall be obligated to contribute to the capital of the Company as its Capital Contribution the amount set forth opposite its name on Exhibit A attached hereto (the "Contribution Obligation"). Upon execution hereof, each of the Members has contributed in cash and/or property, either previously or as of the date hereof, to the capital of the Company the amount set forth on Exhibit A attached hereto. The parties hereto acknowledge that the Agreed Value of any property contributed, including certain equipment and other assets, is set forth on Exhibit A-1 attached hereto.

                  4.2 Additional Contributions. The Members shall contribute to the capital of the Company in accordance with their Percentage Interest, any additional funds ("Additional Funds") that the Manager deems necessary for the development or operation of the Theatre.

                  4.3 Withdrawals and Interest. No Member shall have the right to withdraw from the Company or receive any return or interest on any portion of its Capital Contribution except as otherwise provided herein.

                  4.4 Return of Capital. No Member shall be entitled to the return of all or any part of its Capital Contribution except in accordance with the provisions of this Agreement.

                  4.5 Capital Accounts. The Company shall determine and maintain "Capital Accounts" for each member throughout the full term of the Company in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv), as such regulation may be amended from time to time. To the extent not inconsistent with such rules, the following shall apply.

                  (a) The Capital Account of each Member shall be credited with (1) an amount equal to such Member's cash contributions and the Agreed Value of property contributed to the Company by such Member (net of liabilities securing such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code) and (2) such Member's share of the Company's Net Profits (or items thereof). The Capital Account of each Member shall be debited by (1) the amount of cash distributions to such Member and the Agreed Value of property distributed to such Member (net of liabilities assumed by such Member and liabilities to which such distributed property is subject) and (2) such Member's share of the Company's Net Losses (or items thereof).

                  (b) Upon the transfer of a Percentage Interest in the Company after the date of this Agreement, (x) if such transfer does not cause a termination of the Company within the meaning of Section 708(b)(1)(B) of the Code, the Capital Account of the transferor Member that is attributable to the transferred Percentage Interest will be carried over to the transferee Member but, if the Company has a Section 754 election in effect, the Capital Account will not be adjusted to reflect any adjustment under Section 743 of the Code, or
(y) if such transfer causes a termination of the Company within the meaning of
Section 708(b)(1)(B) of the Code, the income tax consequences of the deemed contribution of the Property by the Company to a "new" Company (which for all other purposes continues to be the Company) in exchange for interests in the "new" Company and the deemed immediate distribution of such interests in the "new"

Company by the "terminated" Company to the transferee Member and the other remaining Members in proportion to their respective interests in the "terminated" Company in liquidation thereof, shall be governed by the relevant provisions of Subchapter K of Chapter 1 of the Code and the regulations promulgated thereunder, and the Capital Accounts of the transferee Member (which is the same as the Capital Account of the Transferor Member) and the other Members of the "terminated" Company shall carry over and become the initial Capital Accounts of such Members in the "new" Company, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(l), and thereafter the Capital Accounts of such Members shall be determined in accordance with Section 4.5(a).

                  (c) Upon (i) the "liquidation of the Company" (as hereinafter defined), (ii) the "liquidation of a Member's interest in the Company" (as hereinafter defined), (iii) the distribution of money or property to a Member as consideration for a Percentage Interest in the Company, or (iv) the contribution of money or property to the Company by a new or existing Member as consideration for a Percentage Interest in the Company, or upon any transfer causing a termination of the Company for tax purposes within the meaning of
Section 708(b)(1)(B) of the Code, then adjustments shall be made to the Members' Capital Accounts in the following manner: All property of the Company which is not sold in connection with such event shall be valued at its then "Agreed Value". Such Agreed Value shall be used to determine both the amount of gain or loss which would have been recognized by the Company if the property had been sold for its Agreed Value (subject to any debt secured by the property) at such time, and the amount of Net Cash Flow which would have been distributable by the Company pursuant to Section 6.2 if the property had been sold at such time for said value, less the amount of any debt secured by the property. The Capital Accounts of the Members shall be adjusted to reflect the deemed allocation of such hypothetical gain or loss in accordance with Section
6.1. The Capital Accounts of the Members (or of a transferee of a Member) shall thereafter be adjusted to reflect "book items" and not tax items in accordance with Treasury Regulation Sections 1.704-1(b)(2)(iv) and 1.704-1(b)(4)(i).

                  (d) For purposes of this Section 4.5, (i) the term "liquidation of the Company" shall mean (A) a termination of the Company effected in accordance with this Agreement, which shall be deemed to occur, for purposes of this Article IV, on the date upon which the Company ceases to be a going concern and is continued in existence solely to wind-up its affairs, or
(B) a termination of the Company pursuant to Section 708(b)(1) of the Code; and
(ii) the term "liquidation of a Member's interest in the Company" shall mean the termination of the Member's entire interest in the Company effected by a distribution, or a series of distributions, by the Company to the Member.

                  4.6 Liability. Except to the extent provided in the Act, no Member shall be liable under a judgment, decree or order of a court, or in any other manner for a debt, obligation or liability of the Company.

                                   ARTICLE V

                          RIGHTS AND DUTIES OF MEMBERS

                  5.1 Management. Except as provided in Section 5.2, the business and affairs of the Company shall be managed solely and exclusively by the Manager. The Members hereby elect Nyack I as the Manager of the Company and authorize Nyack I to make, in its sole and absolute discretion all operational and management decisions of the Company, on behalf of the Members, except as provided otherwise in Section 5.2 below.

                  5.2 Certain Powers of Members. The approval of all of the Member's (which shall be expressed solely by obtaining the approval of at least two Representatives of each Member (including the Manager) as provided in
Section 5.3) shall be required to take the following actions on behalf of the Company ("Major Decisions").

                  (a) Sell, transfer or otherwise dispose of all or substantially all of Company Property or the Theatre;

                  (b)      Amend this Agreement;

                  (c) Enter into a merger or consolidation of the Company into or with another company;

                  (d) Amend the "Articles of Organization" other than an amendment described in Section 2.1(ii); and

                  (e)      Grant a security interest in any Property.

                  5.3 Notice Procedure for Major Decisions.

                  (a) The Manager, at the expense of the Company, shall furnish, or where appropriate, make available to each Member and each of its Representatives, or use its best efforts to obtain from third parties, such documents and information as such Member or any of its Representative may request in order to enable such Member, acting through its Representatives, as provided in Section 5.2 and this Section 5.3, to make the Major Decision set forth above. If less than two of the Representatives of a Member have approved or disapproved any Major Decision following the expiration of 15 business days after (i) receipt by each of the Member's Representatives of a notice requesting the Representative's approval and (ii) receipt of all additional information reasonably requested by any of such Representatives pertaining thereto, then such failure to approve or disapprove shall be deemed the approval by two of such Member's Representatives of such Major Decision as required by Section 5.2 and this Section

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5.3. Notwithstanding, the foregoing with respect to all Major Decisions, such approval shall not be deemed to have occurred unless less than two of the Representatives of the Member in question shall have responded by the specified date, Manager shall have sent to the non-responding Representatives of such Member additional notices by hand delivery, telex, telecopy, telegram or electronic mail to advise each of such Representatives of his or her failure to respond to the specific Major Decision and such Representatives shall have continued his or her failure to approve or disapprove such matter for a period of 5 days after receipt of such additional notice.

                  (b) The Members each shall act through their respective Representatives with respect to any Major Decision. A determination with respect to any Major Decision shall be deemed to have been made by a Member upon the earlier of (i) the receipt by the Manager of the approvals of such Major Decision from of at least two of such Member's Representatives or (ii) the receipt by the Manager of the disapprovals of such Major Decision from at least two of such Member's Representatives. The subsequent receipt by the Manager of the approval or disapproval of one or more of the remaining Representatives of a Member shall have no effect upon an earlier determination made with respect to such Major Decision pursuant to the preceding sentence. Upon notice to the Manager and the other Members, a Member may at any time and for any reason substitute another person as one of its Representative. If a particular Representative should die, retire, withdraw for any reason or become disabled, the Member whom such Representative represents shall designate a substitute Representative within the following ten (10) business days. If during any period of time more than four of the Representatives representing a Member should die, retire, withdraw or for any reason become disabled, the Company shall make no further Major Decisions until at least one additional

Representative representing such Member shall have been substituted as set forth above. The Members initially designate as their respective Representatives:

                  Nyack I:          Richard L. Gelfond
                                    John M. Davison
                                    Peter J. Chilibeck
                                    G. Mary Ruby
                                    Brian E. Weisfeld

                  Nyack II:         Richard L. Gelfond
                                    John M. Davison
                                    Peter J. Chilibeck
                                    G. Mary Ruby
                                    Brian E. Weisfeld

                  Although a Member's organizational or internal documents or structure may require the taking of certain action or the obtaining of certain approvals in order for its Representative to do certain acts, each Member represents that it will be solely responsible for taking such action and obtaining such approvals and that, prior to entering into any binding agreement or making any decision, its Representative will be vested with all power, right and authority to bind, and make decisions on behalf of, such Member. Accordingly, the Members and any third party may rely without inquiry upon its dealings with the other Member's Representative as being fully binding upon such other Member.

                  5.4 Indemnity. The Company shall indemnify and hold harmless the Manager and the Members and their respective Representatives, directors, officers, agents and employees from any loss or damage incurred by them (including reasonable attorney's fees and costs) by reason of any acts performed or omitted by them for or on behalf of the Company, unless they committed such acts in bad faith or such acts were the results of active and deliberate dishonesty and were material to the cause of action so adjudicated or such Members or their respective Representatives, directors, officers, agents or employees shall have personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

                  5.5 Reliance on Authority of Manager. Any Person dealing with the Company, other than a Member, may rely on the authority of the Manager without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement.

                  5.6 Power of Attorney. The Manager is hereby appointed attorney-in-fact for the Company and in such capacity is hereby authorized to execute on the Company's behalf all forms, documents and other instruments required to be executed in the Company's name.

                                   ARTICLE VI

                          ALLOCATIONS AND DISTRIBUTIONS

                  6.1 Allocations of Profits and Losses and Gain or Loss On
Sale.

                  (a) Net Profits. The Net Profits of the Company, for each fiscal year of the Company shall be allocated among the Members as follows:

                           (i)      First to the Members in an amount equal to,
and in proportion to, the aggregate amount of Net Losses theretofore allocated to each Member; and

                           (ii)     Thereafter, in accordance with their
respective Percentage Interests in the Company.

Any credit available for income tax purposes shall be allocated among the Members in proportion to their respective Percentage Interests in the Company.

                  (b) Gain on Sale. Gain from a Capital Transaction shall be allocated among the Members as follows:

                           (i)      First, to those Members, if any, who have
deficit balances in their Capital Accounts immediately prior to such transaction, an amount equal to the aggregate amount of such deficit balances, which amount shall be allocated in the same proportions as such deficit balances;

                           (ii)     Then, to each of the Members an amount equal
to the amount by which (x) the aggregate Net Cash Flow derived from such transaction distributable to such Member in accordance with Section 6.2(a), assuming such amounts are distributable, exceeds (y) the positive balance, if any, in such Member's Capital Account after such Member's Capital Account has been adjusted to reflect the gain allocated to such Member pursuant to paragraph
(i) above; provided, however, that if there shall be an insufficient amount of gain determined by this paragraph, to the Members in proportion to the respective amounts determined pursuant to this paragraph; and

                           (iii)    Any remaining gain to the Members in
accordance with their respective Percentage Interests.

                  (c) Net Losses. Net Losses of the Company shall be allocated among the Members as follows:

                           (i)      First, to the Members in proportion to their
respective Capital Interests until the Capital Account balances are reduced to zero; and

                           (ii)     The balance to the Members in accordance
with their respective Percentage Interests in the Company.

                  (d) Loss on Sale. Loss from a Capital Transaction from the sale or other disposition of Company Property shall be allocated in the following order:

                           (i)      First, to those Members, if any, who have
positive balances in their Capital Accounts, an amount equal to the aggregate balances, which amounts shall be allocated in the same proportion as such positive balances; and

                           (ii)     The balance to the Members in accordance
with their respective Percentage Interests.

                  (e) Special Rules Regarding Allocations. Notwithstanding the foregoing provisions of Section 6.1:

                           (i)      In accordance with Sections 704(b) and (c)
of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company (including all or part of any deemed capital contribution under Section 708 of the Code) shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company and its agreed value. In the event that Capital Accounts are ever adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2) to reflect the fair market value of any Company Property, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset and its value as adjusted in the same manner as required under Section 704(c) of the Code and the Treasury Regulations thereunder.

                           (ii)     At no time shall any allocation of losses be
made to a Member if such allocation would cause the deficit in the Member's Adjusted Capital Account, if any, to exceed his allocable share of "partnership minimum gain" or "minimum gain attributable to Member nonrecourse debt" (as defined in Treasury Regulation Sections 1.704-2(g)(1) and (i)(5), respectively), and any losses not allocated to a Member by reason of this clause (ii) shall be allocated to each Member whose deficit, if any, in the Member's Adjusted Capital Account of such Member shall not exceed his allocable share of such minimum gain by reason of such allocation.

                           (iii)    If there is a net decrease in the Company's
minimum gain (within the meaning of Treasury Regulation Section 1.704-2(g)(2)) for a Company taxable year and, at the end of such taxable year, the deficit, if any, in a Member's Capital Account exceeds his allocable share of such minimum gain, gross income of the Company shall be allocated to such Member in an amount equal to such excess so as to satisfy the requirements of Treasury Regulation
Section 1.704-2(f) (minimum gain chargeback).

                           (iv)     If, during any taxable year, there is a net
decrease in Company minimum gain attributable to Member nonrecourse debt, then, before any other allocations are made for such year other than those pursuant to clause (ii) above, each Member with a share of the Company minimum gain attributable to Member nonrecourse debt at the beginning of the year shall be allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in an amount equal to each Member's share of the net decrease in minimum gain attributable to Member nonrecourse debt as determined in accordance with Treasury Regulation Section 1.704-2(i)(4) in a manner so as to satisfy the requirements of said Treasury Regulation.

                           (v)      If, during any taxable year, a Member
unexpectedly receives an adjustment, allocation or distribution described in paragraph (4), (5) or (6) of Treasury Regulation Section 1.704-1(b)(2)(ii)(d), and if such adjustment, allocation or distribution would cause at the end of the taxable year a deficit balance in such Member's Capital Account in excess of his allocable share of minimum gain as described above, then such Member shall be allocated items of income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount and in a manner sufficient to eliminate such excess balance as quickly as possible before any other allocation is made for such year, other than pursuant to clause (iii) and (iv) above, so as to satisfy the requirements of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) (qualified income offset).

                           (vi)     In the event any Member has a deficit
balance in his Capital Account at the end of the Fiscal Year which is in excess of the sum of (A) the amount such Member is obligated to restore pursuant to any provision of this Agreement, if any, and (B) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible.

                  6.2 Distributions. The Manager shall distribute Net Cash Flow to the Members in the following order of priority at such times as the Manager shall determine (but not less often than annually):

                           (i)      First, until the Members receive payment of
their Unrecovered Capital Contributions, to the Members in proportion to their Unrecovered Capital Contributions; and

                           (ii)     The balance, if any, shall be distributed to
the Members in proportion to their respective Percentage Interests in the Company.

                  6.3 Limitation Upon Distributions. No distribution shall be declared and paid if, after the distribution is made the sum of the Company's total assets would be less than the sum of its total liabilities.

                                  ARTICLE VII

                                 TRANSFERABILITY

                  7.1 Restrictions on Transferability.

                  (a) No Member shall transfer or assign its Interest in the Company without the unanimous consent of the Members (including the Manager) (which shall not be unreasonably withheld). If the Members do not unanimously consent to the proposed sale or assignment of a selling Member's Interest, the proposed purchaser, transferee or assignee of the selling Member's Interest shall have no right to be admitted as a Member and no right to participate in the management of the business and affairs of the Company or to become a Substitute Member. No transfer of a Member's Interest in the Company (including the transfer of any rights to receive or share in profits, losses, income or the return of contributions) shall be effective unless and until written notice (including the name and address of the proposed purchaser, transferee, or assignee and the date of such transfer) has been provided to all of the Members.

                  (b) Notwithstanding the foregoing, a Member may transfer its Interest to an Affiliate of such Member without the consent of the other Members (or the Manager) provided that, for purposes of this Section 7.1, 80% is substituted for 20% in the definition of Affiliate set forth in Article I hereof.

                                  ARTICLE VIII

                        ADDITIONAL AND SUBSTITUTE MEMBERS

                  8.1 Admission of New Members

                  (a) From the date of the formation of the Company, any person or entity may, with the unanimous consent of the Members and subject to the terms and conditions of this Agreement: (i) become an Additional Member in this Company by the sale of new Company Interests for such consideration as the Members shall determine, or (ii) become a Substitute Member as a transferee of a Member's Interest or any portion thereof.

                  (b) No assignment or transfer of all or any part of the Interest of a Member permitted to be made under this Agreement and no admission of any person as a new Member pursuant to the terms hereof shall be effective or binding upon the Company unless and until such Additional or Substitute member shall have executed and acknowledge such instruments in form and substance reasonably acceptable to the Manager as the Manager may deem necessary or desirable to effectuate such admission, including the execution of the Agreement (including any amendment or restatement hereto or hereof) or a confirmation of the Agreement of the person to be admitted as a Member to be bound by all of the covenants, terms and conditions of the Agreement (as the same may be amended).

                  8.2 Allocations to New Members. The Manager may, at its option, at the time an Additional or Substitute Member is admitted, close the Company books (as though the . Company's tax year had ended) or make pro-rata allocations of loss, income and expense deductions to an Additional or Substitute Member for that portion of the Company's tax year in which an Additional or Substitute Member was admitted, in accordance with the provisions of Section 706(d) of the Code and the Treasury Regulations promulgated thereunder.

                  8.3 Withdrawal. No Member shall have the right to withdraw from the Company except as specifically provided in Section 8.1 above.

                                   ARTICLE IX

                           DISSOLUTION AND TERMINATION

                  9.1 Dissolution. The Company shall be dissolved upon the occurrence of any of the following events ("Dissolution Event"):

                  (a) when the period fixed for the duration of the Company shall expire;

                  (b)      by the unanimous written consent of all Members;

                  (c)      the entry of a decree of judicial dissolution under
Section 702 of the Act; or

                  (d) upon the sale of all of the Property or any other event that terminates the Company.

                  9.2 Distribution of Assets Upon Dissolution. In settling accounts after dissolution, the liabilities of the Company shall be entitled to payment in the following order:

                  (a) to creditors (including Members who are creditors to the extent otherwise permitted by law), other than liabilities for distributions to Members;

                  (b)      reasonable reserves as determined by the Members; and

                  (c) then, to the Members of the Company in accordance with Section 6.2.

                  9.3 Winding Up. Except as provided by law, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the Company Property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the Capital Contribution of each Member, such Member shall have no recourse against any other Member. The winding up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Members, who are hereby authorized to take all actions necessary to accomplish such distribution including, without limitation, selling any Company assets the Members deem necessary or appropriate to sell.

                  9.4 Articles of Dissolution. When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, Articles of Dissolution shall be executed and filed pursuant to
Section 705 of the Act, and shall contain the information required by the Act.

                                   ARTICLE X

              FINANCIAL STATEMENTS, BOOK RECORDS, TAX RETURNS, ETC.

                  10.1 Books of Account. The Manager shall maintain, at the principal office of the Company or at the office of its attorney or accountant, complete books of account, in which there shall be entered, fully and accurately, every transaction of the Company and which shall include the following:

                  (a) A current list of the full name and last known business address of each Member and the Manager;

                  (b) A copy of the Articles of Organization of the Company and all amendments thereto;

                  (c) Copies of the Company's federal, state, and local income tax returns and reports, if any, for the three most recent years; and

                  (d) Copies of the Company's currently effective written Agreement and copies of any financial statements of the Company for the three most recent years.

                  The fiscal year of the Company shall be the calendar year. The books of account of the Company shall be kept on a tax accounting basis applied in a consistent manner. All determinations by the TMM (defined in Section 10.5 below) with respect to the treatment of any item or its allocation for Federal, state, or local tax purposes shall be binding upon all of the Members. Any Member shall have the right, from time to time, at its own expense, to cause its accountants and representatives to inspect, examine and audit the books and records of the Company, and the Manager upon not less than seven (7) days written notice shall make such books and records available for such inspections, examinations and audits at reasonable hours during business days.

                  10.2 Financial Statements and Reports. The Manager shall furnish the Members with the following statements and reports:

                  (a) Unaudited monthly income statements showing in detail the income received during such period;

                  (b) Within ninety (90) days after the end of each fiscal year, the Manager shall cause to be delivered to each Member (i) a balance sheet and an annual statement of the Company's receipts and expenses for such year and the Capital Account of such Member as at the end of such year, and (ii) a report setting forth such Member's share of the Company's profit or loss for such year and such Member's allocable share of all items of income, gain, loss, deduction and credit, for Federal income tax purposes.

                  10.3 Returns and Other Elections. The Members shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Members within a reasonable time after the end of the Company's fiscal year.

                  10.4 Election under Section 754 of the Code. In the event of any transaction described in Section 743(n) of the Code and permitted by the provisions of this Agreement, the Company shall, upon the timely written request of the person succeeding to a Company Interest in such transaction, make the election provided for in Section 754 of the Code.

                  10.5 Tax Matters Member. Nyack I is hereby designated the Tax Matters Member (the "TMM") of the Company for purposes of Chapter 63 of the Code and the Treasury Regulations thereunder.

                  (a) The Members shall cooperate with the TMM with such information as the TMM may reasonably request to permit it to provide the Internal Revenue Service with sufficient information to allow proper notice to the parties in accordance with Section 6223 of the Code.

                  (b) No Member shall file, pursuant to Section 6227 of the Code, a request for an administrative adjustment of company items for any Company taxable year without first notifying the other Members. If the other Members agree with the requested adjustment, the TMM shall file the request for administrative adjustment on behalf of the Company. If the Members do not reach agreement within 30 days or within the period required to timely file the request for administrative adjustment, if such period is shorter, any Member may file a request for administrative adjustment on its own behalf. If, under
Section 6227 of the Code, a request for administrative adjustment which is to be made by the TMM must be filed on behalf of the Company, the TMM shall also file such a request on behalf of the Company under the circumstances set forth in the preceding sentence.

                  (c)      If any Member intends to file a petition under
Section 6226 or 6228 of the Code with respect to any company item or other tax matter involving the Company, the Member so intending shall notify the other Members of such intention and the nature of the contemplated proceeding. Such notice shall be given in a reasonable time to allow the other Members to participate in the choosing of the forum in which such petition will be filed. If the Members do not agree on the appropriate forum, the petition shall be filed with the United States Tax Court. If any Member intends to seek review of any court decision rendered as a result of the proceeding instituted under the preceding part of this subsection, such party shall notify the others of such intended action.

                  (d) The TMM shall not bind the other Members to a settlement agreement without the Approval of the Members. If any Member enters into a settlement agreement with the Secretary of the Treasury with respect to any Company items, as defined by Section 6231(a)(3) of the Code, it shall notify the other Members of such settlement agreement and its terms within thirty days from the date of settlement.

                                   ARTICLE XI

                         REPRESENTATIONS AND WARRANTIES

                  11.1 Nyack I Representations. Nyack I represents and warrants as follows:

                  (a) All documents executed pursuant to this Agreement and delivered by Nyack I shall be duly authorized and executed and constitute valid, binding and enforceable obligations of the Nyack I, and Nyack I has the legal authority and ability to execute this Agreement and all documents in connection herewith;

                  (b) Nyack I is duly organized, validly existing and qualified and empowered to conduct its business, and is directly or indirectly through other entities owned and controlled by and has full power and authority to enter into and fully perform and comply with the terms of this Agreement. Neither the execution and delivery of this Agreement nor its performance by Nyack I will conflict with or result in the breach of any contract, agreement, law, rule or regulation to which they are a party or by which they are bound. This Agreement is valid and enforceable against Nyack I in accordance with its terms and each instrument to be executed by Nyack I pursuant to this Agreement or in connection herewith will, when executed and delivered, be valid and enforceable against Nyack I in accordance with its terms;

                  (c) No portion of the funds to be used to purchase the Property shall be derived from any source which might subject said funds to civil or criminal forfeiture;

                  (d) For the purposes of the representations set forth in the remainder of this Article 11 the following terms shall mean the following:

                           (1)      "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended.

                           (2)      "Code" means the internal Revenue Code of
1986, as amended.

                           (3)      "Plan" means an employee benefit plan, as
defined in Section 3(3) of ERISA, or a plan as defined in Section 4975(e)(2) of the Code, and includes, without limitation, any trust or separate account established in connection therewith.

                           (4)      "Person" includes, without limitation, any
natural person, corporation, partnership, joint venture, association, trust, or other entity.

                                    (i)      As of the date of sale, Nyack I
will be acting on its own behalf and not on account of or for the benefit of any Plan.

                                    (ii)     Nyack I has no present intent to
transfer the Property to any Person or Plan which will cause a violation of ERISA.

                                    (iii)    Nyack I shall not assign its
interest under this Agreement to any Person or Plan which will cause a violation of ERISA.

                  11.2 Nyack II Representations. Nyack II represents and warrants as follows:

                  (a) All documents executed pursuant to this Agreement and delivered by Nyack II shall be duly authorized and executed and constitute valid, binding and enforceable obligations of the Nyack II, and Nyack II has the legal authority and ability to execute this Agreement and all documents in connection herewith;

                  (b) Nyack II is duly organized, validly existing and qualified and empowered to conduct its business, and is directly or indirectly through other entities owned and controlled by and has full power and authority to enter into and fully perform and comply with the terms of this Agreement. Neither the execution and delivery of this Agreement nor its performance by Nyack II will conflict with or result in the breach of any contract, agreement, law, rule or regulation to which they are a party or by which they are bound. This Agreement is valid and enforceable against Nyack II in accordance with its terms and each instrument to be executed by Nyack II pursuant to this Agreement or in connection herewith will, when executed and delivered, be valid and enforceable against Nyack II in accordance with its terms;

                  (c) No portion of the funds to be used to purchase the Property shall be derived from any source which might subject said funds to civil or criminal forfeiture;

                  (d) (i) As of the date of sale, Nyack II will be acting on its own behalf and not on account of or for the benefit of any Plan.

                           (ii)     Nyack II has no present intent to transfer
the Property to any Person or Plan which will cause a violation of ERISA.

                           (iii)    Nyack II shall not assign its interest under
this Agreement to any Person or Plan which will cause a violation of ERISA.

                  11.3 Survival. Notwithstanding any provision in this Agreement to the contrary, the representations and warranties in this Article XI shall survive the execution of this Agreement and continue throughout the term of this Agreement.

                                  ARTICLE XII

                                  MISCELLANEOUS

                  12.1 Confidentiality. All parties to this Agreement and all future Members and/or Managers of the Company hereby agree to hold and keep all information regarding the Company and its operations including, without limitation, the IMAX(R) Projection System, in strict confidence. All parties agree the financial information of the Company is considered proprietary information and not to be divulged to any third party without the express written consent of the Manager and Members. Any party or future Manager and/or Member breaching the terms of this Section 12.1 agrees that monetary damages alone may not be sufficient to compensate for the breach of this Agreement and consents and acknowledges that injunctive relief prohibiting the violation of this Agreement may be required to properly protect and safeguard the business.

                  12.2 Notices. Any notice, demand, election or other communication (hereinafter called a "notice") that, under the terms of this Assignment or under any statute, must be or may be given by the parties hereto shall be in writing and shall be given by telecopier, personal delivery, by mailing the same by certified or registered mail, return receipt requested, postage prepaid, or by reputable overnight courier:

                  Nyack I:

                           Nyack I
                           c/o The Corporation Trust Company
                           1209 Orange Street
                           Wilmington, Delaware 19801

                           with copies to:

                           Legal Department
                           IMAX Corporation
                           2525 Speakman Drive, Sheridan Park
                           Mississauga, Ontario, Canada L5K IBI

                           and to:

                           Pryor Cashman Sherman & Flynn LLP
                           410 Park Avenue
                           New York, New York  10022
                           Attention: Wayne Heicklen, Esq.
                           Fax No.: (212) 326-0806

                  Nyack II:

                           Nyack II
                           c/o The Corporation Trust Company
                           1209 Orange Street
                           Wilmington, Delaware 19801

                           with copies to:

                           Legal Department
                           Imax Corporation
                           2525 Speakman Drive, Sheridan Park
                           Mississauga, Ontario, Canada L5K IBI

                           and to:

                           Pryor Cashman Sherman & Flynn LLP
                           410 Park Avenue
                           New York, New York  10022
                           Attention: Wayne Heicklen, Esq.
                           Fax No.: (212) 326-0806

                  All copies of notices to be sent to any party hereunder shall be sent in the same manner as required for notices. Either party may designate, by notice in writing to the other, a new or other address to which notices shall thereafter be given. Any notice given hereunder (other than a notice of a new address or additional address for notice purposes) shall be deemed given when received.

                  12.3 Complete Agreement. This Agreement fully sets forth all of the agreements and understandings of the parties with respect to the Company and supersedes any prior agreements of the parties. There are no representations, agreements, arrangements or understandings, oral or written, among the parties relating to the subject matter of this Agreement which are not expressly set forth herein.

                  12.4 Amendments. This Agreement may be amended only as provided in Section 5.2 hereof.

                  12.5 Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, the applicable laws, ordinances, rules and regulations of the jurisdictions in which the Company engages in business. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected, but rather shall be enforced to the full extent permitted by law.

                  12.6 Ratification. Each person who becomes a Member in the Company after the execution and delivery of this Agreement shall, by becoming a Member, be deemed thereby to ratify and agree to all prior actions taken by the Company and the Manager.

                  12.7 Binding Upon Successors. This Agreement shall be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns, and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. This Agreement shall become effective upon its execution and delivery by the Members.

                  12.8 Rights of Third Parties. None of the provisions of this Agreement shall be construed as having been made for the benefit of any creditor of either the Company or any of the Members, nor shall any of such provisions be enforceable (except as otherwise required by law) by any person not a party hereto.

                  12.9 Governing Law. Irrespective of the place of execution or performance, the validity and construction of this Agreement shall be governed by the laws of New York.

                  12.10 Captions. The captions, headings and titles contained in this Agreement are solely for convenience of reference and shall not affect the interpretation of this Agreement or of any provision hereof.

                  12.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall together constitute one instrument.

                  12.12 Sense and Gender of Words. All terms and words used in this Agreement, regardless of the sense or gender in which they are used, shall be deemed to include each other sense and gender unless the context requires otherwise.

                  (remainder of page intentionally left blank)

                  IN WITNESS WHEREOF, the parties hereto have executed and acknowledged this Agreement as of the date first above written.

IMAX THEATRE HOLDING
(NYACK I) CO.

By: /s/ John M. Davison
    -------------------------------------
      Name:  John M. Davison
      Title: Vice President, Finance

By: /s/ G. Mary Ruby
    -------------------------------------
      Name:  G. Mary Ruby
      Title: Secretary

IMAX THEATRE HOLDING
(NYACK II) CO.

By: /s/ John M. Davison
    -------------------------------------
      Name:  John M. Davison
      Title: Vice President, Finance

By: /s/ G. Mary Ruby
    -------------------------------------
      Name:  G. Mary Ruby
      Title: Secretary

                  BY EXECUTION HEREOF, the undersigned hereby agrees to act as the Manager of the Company pursuant to the terms and conditions of this Agreement.

                                            IMAX THEATRE HOLDING
                                            (NYACK I) CO.

                                            By: /s/ John M. Davison
                                                -------------------------------
                                                  Name:  John M. Davison
                                                  Title: Vice President, Finance

                                            By: /s/ G. Mary Ruby
                                                -------------------------------
                                                  Name:  G. Mary Ruby
                                                  Title: Secretary

                                    EXHIBIT A

              Members' Capital Contributions and Capital Interests

                          Required Capital           Capital Contributions
 Member                     Contribution                 Made To Date               Capital Interest
 ------                     ------------                 ------------               ----------------
Nyack 1                                                   $3,343,038                       99%

Nyack II                                                      33,768                        1%

                                                          ----------                      ---
 TOTAL                                                    $3,376,806                      100%
                                                          ==========                      ===

                                   EXHIBIT A-1

                  Agreed Value of Assets Contributed by Members

   Contributing Member                          Assets                                          Value
   -------------------                          ------                                          -----
Nyack I                                  IMAX(R) Projection System                            $ 2,275,000

                                         Liquid Crystal Glasses                                   180,900

                                         Batteries                                                  1,715

                                         Other Assets                                             785,423

                                         Cash                                                     100,000
                                                                                              -----------
                                         Total                                                $ 3,343,038

Nyack II                                 Other Assets                                         $    33,768
                                                                                              -----------

TOTAL                                                                                         $ 3,376,806
                                                                                              ===========

                                    EXHIBIT B

                          MEMBERS' PERCENTAGE INTERESTS

 Member                               Percentage Interest
 ------                               -------------------
Nyack I                                         99%

Nyack II                                         1%
                                            ------
 TOTAL:                                     100.00%